Filed pursuant to Rule 433

Registration Statement Nos. 333-214120 and 333-214120-03

UWT - VelocityShares - VelocityShares IMAGE OMITTED

PRODUCT DIRECTORY Asset Volatility-Strategy Volatility-Tactical Metals Energy Leverage IMAGE OMITTED 1x IMAGE OMITTED 2x IMAGE OMITTED 3x IMAGE OMITTED Dynamic IMAGE OMITTED Sign-up for Alerts IMAGE OMITTED Newsroom
home privacy policy terms of use site map contact us search...

Energy (UWT) VelocityShares 3x Long Crude Oil ETN VelocityShares 3x Long Crude Oil ETN is an exchange-traded note issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The Note will provide investors with a cash payment at the scheduled maturity or early redemption or acceleration based on the performance of the underlying index, S&P GSCI Crude Oil Index ER. Investors should exercise caution in trading the ETNs between 2:30 p.m. and 4:00 p.m., New York City time. During this time period, due to delays in the publication of the closing level of the underlying index (which is based on futures trading as of 2:30 p.m. but is not published until after 4:00 p.m.), there is expected to be uncertainty about the intrinsic value of the ETNs. The published Intraday Indicative Value will not be based on fully up-to-date information (which will not be available) during this time period, and trading prices during this time period are likely to diverge from the published Intraday Indicative Value. For more information, please refer to the pricing supplement for the ETNs. Prospectus Product Data (12/08/2016) Closing Indicative Value $25.00 ETNs Outstanding 1,600,000 Market Capitalization $40,000,000 Market Data () Closing Price $ High $ Net Change $ Low $ %Change Volume 20-Day Volume Average 0 Primary Exchange NYSE ARCA Issuer Citigroup Global Markets Holdings Ticker UWT Equity CUSIP 17325E291 Intraday Indicative Value Ticker UWTIV Inception Date 12/08/2016 IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED NYM CRUDE OIL FUTURE JAN 2017 IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED NYM CRUDE OIL FUTURE FEB 2017 IMAGE OMITTEDIMAGE OMITTED VelocityShares | 19 Old Kings Highway S | Darien, CT 06820 | 877-5 VELOCITY (877-583-5624IMAGE OMITTED) | Contact Us | Site Design: 341 Studios Trading S&P 500 Leveraged Silver Nat Gas ETF Inverse ETN Gold Crude Oil Short ETP Precious Metals WTI Ultra Short Silver Variance Swap Energy West Texas Intermediate Double Silver Tail Risk Oil Volatility Triple Silver Black Swan Natural Gas VIX

http://www.velocitysharesetns.com/uwt[12/9/2016 1:55:24 PM]

UWT - VelocityShares - VelocityShares Implied Volatility Futures IMAGE OMITTED Equity Volatility Options Risk Disclosures Regarding the ETNs Important information about the VelocityShares® ETNs is contained within the current prospectuses or supplements. For more complete information regarding the VelocityShares® ETNs, download a prospectus from this site, call 1-877-5-VELOCITY or 1-203-992-4301 , or write to Prospectus Inquiry, VelocityShares LLC, 19 Old Kings Highway S, Darien, CT, 06820 to request a prospectus. You should read the prospectus carefully before making an investment decision. An investment in the ETNs involves significant risks. Please read the more detailed explanation of risks relating to an investment in the ETNs in “Risk Factors” in the applicable pricing supplement. The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks. They are designed to achieve their stated investment objectives on a daily basis, and but their performance over different periods of time can differ significantly from their stated daily objectives. The ETNs are riskier than securities that have intermediate- or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day. Any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of an investment linked to the underlying index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and frequently monitor their investments in the ETNs, even intra- day. If an investor holds the ETNs for more than one day, it is possible that the investor will suffer significant losses in the ETNs even if the performance of the underlying index over the time the investor holds them is positive, in the case of the leveraged long ETNs, or negative, in the case of the leveraged inverse ETNs. The crude oil futures underlying the underlying index have historically been highly volatile. Because the ETNs are linked to the daily performance of the applicable underlying index and include either leveraged long or leveraged inverse exposure, adverse changes in the market price of the futures included in the underlying index will have a magnified adverse effect on the ETNs and a greater likelihood of causing such ETNs to be worth zero than if such ETNs were not linked to the leveraged inverse or leveraged long return of the applicable underlying Index. The ETNs do not guarantee any return of principal at maturity, acceleration or redemption and do not pay any interest during their term. Although the issuer intends to list or has listed the ETNs on NYSE Arca or NASDAQ, a trading market for your ETNs may not develop. The issuer is not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. The issuer of the ETNs may delist the ETNs from any exchange for any reason at any time. The issuer is not obligated to issue any particular amount of the ETNs and may suspend further issuances at any time. If the issuer suspends further issuances of the ETNs, it is possible that the ETNs could begin to trade at a premium to the indicative value. Any premium that develops may be reduced or eliminated at any time, including as a result of an announcement that the issuer will restart issuances or an announcement that the issuer will exercise its right to accelerate the ETNs for an amount based on the indicative value. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the marketplace or the ETNs are accelerated at the issuer’s option. The trading price of the ETNs may vary considerably over time due, among other factors, to fluctuations in the price or the volatility of the underlying index, and other events that are difficult to predict. At higher levels of volatility, and since the ETNs are not principal protected, there is a significant chance of a complete loss of ETN value even if the performance of the underlying index is flat. The daily resetting of each ETN’s leveraged exposure to the underlying index is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the underlying index. The “decay” effect refers to a likely tendency of the ETNs to lose value over time independent of the performance of the underlying index. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate - or long-term investment is very likely to sustain significant losses, even if the underlying index appreciates (in the case of the leveraged long ETNs) or depreciates (in the case of the leveraged inverse ETNs) over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on ETN performance even over a period as short as two days. If the level of the underlying index decreases or does not increase sufficiently (or if it increases or does not decrease sufficiently in the case of the inverse ETNs), to offset the effect of the Daily Investor Fee over the term of the ETNs, the investor will receive less than the amount invested upon sale, early redemption, acceleration or maturity of the ETNs. Prior to maturity, you may, subject to certain restrictions described in the pricing supplement, offer the applicable minimum number of your ETNs to the issuer for redemption on an Early Redemption Date (as defined in the prospectus). You must offer for redemption at least the applicable minimum number of ETNs (25’000) as set forth in the pricing supplement, or an integral multiple of such amount in excess thereof, at one time in order to exercise your right to cause the issuer to redeem your ETNs on any Early Redemption Date. In addition, the issuer may charge investors a redemption charge of a percentage of the Closing Indicative Value of any ETN that is redeemed at the investor’s option, at a rate as indicated in the applicable pricing supplement. Please see the applicable pricing supplement for fees or charges relating to the ETNs. All payments on the ETNs are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. You may not receive any payment due under the ETNs if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations. The ETNs are not deposits or savings accounts, but are unsecured debt obligations of Citigroup Global Markets Holdings Inc., guaranteed by Citigroup Inc. The ETNs are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality. INVESTMENT PRODUCTS: NOT FDIC INSURED NO BANK GUARANTEE MAY LOSE VALUE Securities are offered through Citigroup Global Markets Inc. (“CGMI”), member SIPC. CGMI and Citibank, N.A. are affiliated companies under the common control of Citigroup Inc. CITI, CITI and Arc Design, and CITIGROUP are trademarks and service marks of Citigroup and are used and registered throughout the world. The risks listed above are not exhaustive. Investors should review the prospectus or offering document for any security, financial instrument or product and make their own investment decisions based on their specific investment objectives and financial position and after consulting independent tax, accounting, legal and financial advisors. The information contained herein (including historical prices or values) has been obtained from sources that Janus Index and Calculation Services LLC and Janus Distributors LLC (together, “VelocityShares®”) considers to be reliable; however, VelocityShares® does not make any representation as to, or accepts any responsibility or liability for, the accuracy or completeness of the information contained herein. VelocityShares® is a trade name used by Janus Distributors LLC, a registered U.S. broker-dealer, in connection with the services and products described herein. “VelocityShares®” and the VelocityShares® logo are trademarks of Janus International Holding LLC.

http://www.velocitysharesetns.com/uwt[12/9/2016 1:55:24 PM]

UWT - VelocityShares - VelocityShares IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED Securities Products: Are Not FDIC Insured * Are Not Bank Guaranteed * May Lose Value This site is for informational purposes only. Nothing herein constitutes a solicitation, offer or recommendation by VelocityShares® or its affiliates to buy or sell securities. VelocityShares® does not render investment, tax, accounting or legal advice. The securities discussed herein may not be suitable for all investors and should only be used by knowledgeable investors who understand the potential consequences of seeking inverse or leveraged investment results. Investors should actively monitor their investments in the securities. Investors should review the prospectus for each security and make their own investment decisions based on their specific investment objectives and financial position and after consulting independent tax, accounting, legal and financial advisors. VelocityShares® will receive a fee from the issuers of the products discussed on this site based on the quantity of products outstanding. Past performance does not predict future performance. The value of the securities may decrease and investors may lose some or all of their investment. Janus Distributors LLC, a registered broker-dealer, will only transact business in states in which it is registered, unless it is otherwise excluded or exempted from being registered in such state. Please see “VelocityShares Terms of Use” for additional information regarding use of this website. “Bloomberg” and “Bloomberg Professional” are trademarks and service marks of Bloomberg Finance L.P., a Delaware limited partnership, or its subsidiaries. All rights reserved. “Standard & Poor’s®”, “S&P GSCI® Crude Oil Index” and “S&P®”, are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). The ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the ETNs. The S&P GSCI index and the S&P GSCI sub-indices are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (”SEC”) for the ETNs. Before you invest, you should read the pricing supplement dated December 8, 2016, the accompanying prospectus supplement and prospectus and the documents incorporated by reference into the registration statement to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. The pricing supplement for the ETNs may be obtained by clicking here. You may also get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request these documents without cost by calling toll-free 1-877-5-VELOCITY or 1-203-992-4301IMAGE OMITTED.

http://www.velocitysharesetns.com/uwt[12/9/2016 1:55:24 PM]

DWT - VelocityShares - VelocityShares IMAGE OMITTED

PRODUCT DIRECTORY Asset Volatility-Strategy Volatility-Tactical Metals Energy Leverage IMAGE OMITTED 1x IMAGE OMITTED 2x IMAGE OMITTED 3x IMAGE OMITTED Dynamic IMAGE OMITTED Sign-up for Alerts IMAGE OMITTED Newsroom
home privacy policy terms of use site map contact us search... PRODUCTS ABOUT US RESOURCES AFFILIATED WEBSITES Energy (DWT) VelocityShares 3x Inverse Crude Oil ETN VelocityShares 3x Inverse Crude Oil ETN is an exchange-traded note issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The Note will provide investors with a cash payment at the scheduled maturity or early redemption or acceleration based inversely on the performance of the underlying index, S&P GSCI Crude Oil Index ER. Investors should exercise caution in trading the ETNs between 2:30 p.m. and 4:00 p.m., New York City time. During this time period, due to delays in the publication of the closing level of the underlying index (which is based on futures trading as of 2:30 p.m. but is not published until after 4:00 p.m.), there is expected to be uncertainty about the intrinsic value of the ETNs. The published Intraday Indicative Value will not be based on fully up-to-date information (which will not be available) during this time period, and trading prices during this time period are likely to diverge from the published Intraday Indicative Value. For more information, please refer to the pricing supplement for the ETNs. Prospectus Product Data (12/08/2016) Closing Indicative Value $25.00 ETNs Outstanding 800,000 Market Capitalization $20,000,000 Market Data (02/26/2010) Closing Price $0.01 High $0.01 Net Change $0.00 Low $0.01 %Change 0.00 Volume 0 20-Day Volume Average 0 Primary Exchange NYSE Arca Issuer Citigroup Global Markets Holdings Ticker DWT Equity CUSIP 17325E309 Intraday Indicative Value Ticker DWTIV Inception Date 12/08/2016 IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED NYM CRUDE OIL FUTURE JAN 2017 IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED NYM CRUDE OIL FUTURE FEB 2017 IMAGE OMITTEDIMAGE OMITTED VelocityShares | 19 Old Kings Highway S | Darien, CT 06820 | 877-5 VELOCITY (877-583-5624IMAGE OMITTED) | Contact Us | Site Design: 341 Studios Trading S&P 500 Leveraged Silver Nat Gas ETF Inverse ETN Gold Crude Oil Short ETP Precious Metals WTI Ultra Short Silver Variance Swap Energy West Texas Intermediate Double Silver Tail Risk Oil Volatility Triple Silver Black Swan Natural Gas VIX

http://www.velocitysharesetns.com/dwt[12/9/2016 1:55:43 PM]

DWT - VelocityShares - VelocityShares Implied Volatility Futures IMAGE OMITTED Equity Volatility Options Risk Disclosures Regarding the ETNs Important information about the VelocityShares® ETNs is contained within the current prospectuses or supplements. For more complete information regarding the VelocityShares® ETNs, download a prospectus from this site, call 1-877-5-VELOCITY or 1-203-992-4301 , or write to Prospectus Inquiry, VelocityShares LLC, 19 Old Kings Highway S, Darien, CT, 06820 to request a prospectus. You should read the prospectus carefully before making an investment decision. An investment in the ETNs involves significant risks. Please read the more detailed explanation of risks relating to an investment in the ETNs in “Risk Factors” in the applicable pricing supplement. The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks. They are designed to achieve their stated investment objectives on a daily basis, and but their performance over different periods of time can differ significantly from their stated daily objectives. The ETNs are riskier than securities that have intermediate- or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day. Any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of an investment linked to the underlying index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and frequently monitor their investments in the ETNs, even intra- day. If an investor holds the ETNs for more than one day, it is possible that the investor will suffer significant losses in the ETNs even if the performance of the underlying index over the time the investor holds them is positive, in the case of the leveraged long ETNs, or negative, in the case of the leveraged inverse ETNs. The crude oil futures underlying the underlying index have historically been highly volatile. Because the ETNs are linked to the daily performance of the applicable underlying index and include either leveraged long or leveraged inverse exposure, adverse changes in the market price of the futures included in the underlying index will have a magnified adverse effect on the ETNs and a greater likelihood of causing such ETNs to be worth zero than if such ETNs were not linked to the leveraged inverse or leveraged long return of the applicable underlying Index. The ETNs do not guarantee any return of principal at maturity, acceleration or redemption and do not pay any interest during their term. Although the issuer intends to list or has listed the ETNs on NYSE Arca or NASDAQ, a trading market for your ETNs may not develop. The issuer is not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. The issuer of the ETNs may delist the ETNs from any exchange for any reason at any time. The issuer is not obligated to issue any particular amount of the ETNs and may suspend further issuances at any time. If the issuer suspends further issuances of the ETNs, it is possible that the ETNs could begin to trade at a premium to the indicative value. Any premium that develops may be reduced or eliminated at any time, including as a result of an announcement that the issuer will restart issuances or an announcement that the issuer will exercise its right to accelerate the ETNs for an amount based on the indicative value. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the marketplace or the ETNs are accelerated at the issuer’s option. The trading price of the ETNs may vary considerably over time due, among other factors, to fluctuations in the price or the volatility of the underlying index, and other events that are difficult to predict. At higher levels of volatility, and since the ETNs are not principal protected, there is a significant chance of a complete loss of ETN value even if the performance of the underlying index is flat. The daily resetting of each ETN’s leveraged exposure to the underlying index is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the underlying index. The “decay” effect refers to a likely tendency of the ETNs to lose value over time independent of the performance of the underlying index. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate - or long-term investment is very likely to sustain significant losses, even if the underlying index appreciates (in the case of the leveraged long ETNs) or depreciates (in the case of the leveraged inverse ETNs) over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on ETN performance even over a period as short as two days. If the level of the underlying index decreases or does not increase sufficiently (or if it increases or does not decrease sufficiently in the case of the inverse ETNs), to offset the effect of the Daily Investor Fee over the term of the ETNs, the investor will receive less than the amount invested upon sale, early redemption, acceleration or maturity of the ETNs. Prior to maturity, you may, subject to certain restrictions described in the pricing supplement, offer the applicable minimum number of your ETNs to the issuer for redemption on an Early Redemption Date (as defined in the prospectus). You must offer for redemption at least the applicable minimum number of ETNs (25’000) as set forth in the pricing supplement, or an integral multiple of such amount in excess thereof, at one time in order to exercise your right to cause the issuer to redeem your ETNs on any Early Redemption Date. In addition, the issuer may charge investors a redemption charge of a percentage of the Closing Indicative Value of any ETN that is redeemed at the investor’s option, at a rate as indicated in the applicable pricing supplement. Please see the applicable pricing supplement for fees or charges relating to the ETNs. All payments on the ETNs are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. You may not receive any payment due under the ETNs if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations. The ETNs are not deposits or savings accounts, but are unsecured debt obligations of Citigroup Global Markets Holdings Inc., guaranteed by Citigroup Inc. The ETNs are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality. INVESTMENT PRODUCTS: NOT FDIC INSURED NO BANK GUARANTEE MAY LOSE VALUE Securities are offered through Citigroup Global Markets Inc. (“CGMI”), member SIPC. CGMI and Citibank, N.A. are affiliated companies under the common control of Citigroup Inc. CITI, CITI and Arc Design, and CITIGROUP are trademarks and service marks of Citigroup and are used and registered throughout the world. The risks listed above are not exhaustive. Investors should review the prospectus or offering document for any security, financial instrument or product and make their own investment decisions based on their specific investment objectives and financial position and after consulting independent tax, accounting, legal and financial advisors. The information contained herein (including historical prices or values) has been obtained from sources that Janus Index and Calculation Services LLC and Janus Distributors LLC (together, “VelocityShares®”) considers to be reliable; however, VelocityShares® does not make any representation as to, or accepts any responsibility or liability for, the accuracy or completeness of the information contained herein. VelocityShares® is a trade name used by Janus Distributors LLC, a registered U.S. broker-dealer, in connection with the services and products described herein. “VelocityShares®” and the VelocityShares® logo are trademarks of Janus International Holding LLC.

http://www.velocitysharesetns.com/dwt[12/9/2016 1:55:43 PM]

DWT - VelocityShares - VelocityShares IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED Securities Products: Are Not FDIC Insured * Are Not Bank Guaranteed * May Lose Value This site is for informational purposes only. Nothing herein constitutes a solicitation, offer or recommendation by VelocityShares® or its affiliates to buy or sell securities. VelocityShares® does not render investment, tax, accounting or legal advice. The securities discussed herein may not be suitable for all investors and should only be used by knowledgeable investors who understand the potential consequences of seeking inverse or leveraged investment results. Investors should actively monitor their investments in the securities. Investors should review the prospectus for each security and make their own investment decisions based on their specific investment objectives and financial position and after consulting independent tax, accounting, legal and financial advisors. VelocityShares® will receive a fee from the issuers of the products discussed on this site based on the quantity of products outstanding. Past performance does not predict future performance. The value of the securities may decrease and investors may lose some or all of their investment. Janus Distributors LLC, a registered broker-dealer, will only transact business in states in which it is registered, unless it is otherwise excluded or exempted from being registered in such state. Please see “VelocityShares Terms of Use” for additional information regarding use of this website. “Bloomberg” and “Bloomberg Professional” are trademarks and service marks of Bloomberg Finance L.P., a Delaware limited partnership, or its subsidiaries. All rights reserved. “Standard & Poor’s®”, “S&P GSCI® Crude Oil Index” and “S&P®”, are trademarks of Standard & Poor’s Financial Services LLC (“S&P”). The ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the ETNs. The S&P GSCI index and the S&P GSCI sub-indices are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. Citigroup Global Markets Holdings Inc. and Citigroup Inc. have filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (”SEC”) for the ETNs. Before you invest, you should read the pricing supplement dated December 8, 2016, the accompanying prospectus supplement and prospectus and the documents incorporated by reference into the registration statement to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. The pricing supplement for the ETNs may be obtained by clicking here. You may also get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request these documents without cost by calling toll-free 1-877-5-VELOCITY or 1-203-992-4301IMAGE OMITTED.

http://www.velocitysharesetns.com/dwt[12/9/2016 1:55:43 PM]

Natural Gas, Brent Crude Oil, Crude (WTI) Oil - VelocityShares IMAGE OMITTED

PRODUCT DIRECTORY Asset Volatility-Strategy Volatility-Tactical Metals Energy Leverage IMAGE OMITTED 1x IMAGE OMITTED 2x IMAGE OMITTED 3x IMAGE OMITTED Dynamic IMAGE OMITTED Sign-up for Alerts IMAGE OMITTED Newsroom
home privacy policy terms of use site map contact us search... PRODUCTS ABOUT US RESOURCES AFFILIATED WEBSITES Energy Natural Gas, Light Sweet Crude Oil VelocityShares® energy exchange traded product suite includes leveraged long and inverse positions in futures on natural gas, and light sweet crude oil as measured by the S&P GSCI indices. While institutional investors have available a variety of instruments (such as futures, swaps, and forwards) to express views on energy, this suite of exchange traded products provides a convenient alternative with unique capabilities. These products provide institutional investors an exchange traded instrument for managing daily trading risk. The long products are designed to change in value by a daily-resetting 3x multiple of any increase or decrease in the underlying index, while the inverse products are designed to change in value by a daily-resetting 3x multiple of the inverse of any increase or decrease in the underlying index. For example, an investor interested in being “short UNG” could express this view with the inverse natural gas ETN DGAZ. S&P GSCI Index Methodology Closing Leverage Ticker Name Indicative ETNs Outstanding Prospectus Value IMAGE OMITTED S&P GSCI® Crude Oil Index™ 3x UWT VelocityShares 3x Long Crude Oil ETN 25.00 1,600,000 Prospectus 3x UWTI VelocityShares 3x Long Crude Oil ETN 24.60 23,317,571 Prospectus -3x DWT VelocityShares 3x Inverse Crude Oil ETN 25.00 800,000 Prospectus -3x DWTI VelocityShares 3x Inverse Crude Oil ETN 50.85 3,374,274 Prospectus S&P GSCI® WTI Natural Gas Index™ 3x UGAZ VelocityShares 3x Long Natural Gas ETN 46.59 8,302,403 Prospectus -3x DGAZ VelocityShares 3x Inverse Natural Gas ETN 3.54 43,605,000 Prospectus IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED Date as of 12/08/2016 IMAGE OMITTEDIMAGE OMITTED VelocityShares | 19 Old Kings Highway S | Darien, CT 06820 | 877-5 VELOCITY (877-583-5624IMAGE OMITTED) | Contact Us | Site Design: 341 Studios Trading S&P 500 Leveraged Silver Nat Gas ETF Inverse ETN Gold Crude Oil Short ETP Precious Metals WTI Ultra Short Silver Variance Swap Energy West Texas Intermediate Double Silver Tail Risk Oil Volatility Triple Silver Black Swan Natural Gas VIX Implied Volatility Futures Equity Volatility Options

http://www.velocitysharesetns.com/energy[12/9/2016 1:56:02 PM]

Natural Gas, Brent Crude Oil, Crude (WTI) Oil - VelocityShares IMAGE OMITTED
ETN Risks Important information about the VelocityShares ETNs is contained within the current prospectuses. For more complete information regarding the VelocityShares ETNs, download a prospectus from this site, call 1-877-5-VELOCITY or 1-203-992-4301 , or write to Prospectus Inquiry, VelocityShares, 19 Old Kings Highway S, Darien, CT, 06820 to request a prospectus. You should read the prospectus carefully before making an investment decision. Not all risks described below will apply to all products. Please refer to the applicable prospectus supplement for a detailed discussion of risks applicable to a particular ETN. An investment in the ETNs involves significant risks. Please read the more detailed explanation of risks relating to an investment in the ETNs in “Risk Factors” in the applicable pricing supplement. The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks. They are designed to achieve their stated investment objectives on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objectives. The ETNs are riskier than securities that have intermediate- or long -term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day. Any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of an investment linked to the underlying index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and frequently monitor their investments in the ETNs, even intra- day. If an investor holds the ETNs for more than one day, it is possible that the investor will suffer significant losses in the ETNs even if the performance of the underlying index over the time the investor holds them is positive, in the case of the leveraged long ETNs, or negative, in the case of the leveraged inverse ETNs. Because the ETNs are linked to the daily performance of the applicable underlying index and include either leveraged long or leveraged inverse exposure, adverse changes in the market price of the futures included in the underlying index will have a magnified adverse effect on the ETNs and a greater likelihood of causing such ETNs to be worth zero than if such ETNs were not linked to the leveraged inverse or leveraged long return of the applicable underlying Index. The ETNs do not guarantee any return of principal at maturity, acceleration or redemption and do not pay any interest during their term. Although the issuer intends to list or has listed the ETNs on NYSE Arca or NASDAQ, a trading market for your ETNs may not develop. The issuer is not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. The issuer of the ETNs may delist the ETNs from any exchange for any reason at any time. The issuer is not obligated to issue any particular amount of the ETNs and may suspend further issuances at any time. If the issuer suspends further issuances of the ETNs, it is possible that the ETNs could begin to trade at a premium to the indicative value. Any premium that develops may be reduced or eliminated at any time, including as a result of an announcement that the issuer will restart issuances or an announcement that the issuer will exercise its right to accelerate the ETNs for an amount based on the indicative value. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the marketplace or the ETNs are accelerated at the issuer’s option. The trading price of the ETNs may vary considerably before any valuation date (as defined in each prospectus), due, among other factors, to fluctuations in the price or the volatility of the underlying index, and other events that are difficult to predict. At higher levels of volatility, and since the ETNs are not principal protected, there is a significant chance of a complete loss of ETN value even if the performance of the underlying index is flat. The daily resetting of each ETN’s leveraged exposure to the underlying index is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the underlying index. The “decay” effect refers to a likely tendency of the ETNs to lose value over time independent of the performance of the underlying index. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate - or long-term investment is very likely to sustain significant losses, even if the underlying index appreciates (in the case of the leveraged long ETNs) or depreciates (in the case of the leveraged inverse ETNs) over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on ETN performance even over a period as short as two days. If the level of the underlying index decreases or does not increase sufficiently (or if it increases or does not decrease sufficiently in the case of inverse ETNs), to offset the effect of the Daily Investor Fee and any other applicable fees over the term of the ETNs, the investor will receive less than the amount invested upon sale, early redemption, acceleration or maturity of the ETNs. Prior to maturity, you may, subject to certain restrictions described in the pricing supplement, offer the applicable minimum number of your ETNs to the issuer for redemption on an Early Redemption Date (as defined in the prospectus). You must offer for redemption at least the applicable minimum number of ETNs (typically 25’000 or 50’000 depending on the product) as set forth in the pricing supplement, or an integral multiple of such amount in excess thereof, at one time in order to exercise your right to cause the issuer to redeem your ETNs on any Early Redemption Date. In addition, the issuer may charge investors a redemption charge of a percentage of the Closing Indicative Value of any ETN that is redeemed at the investor’s option, at a rate as indicated in the applicable pricing supplement. Please see the applicable pricing supplement for fees or charges relating to the ETNs. Any payment on the ETNs is subject to the ability of the issuer to satisfy its obligations as they become due. The risks listed above are not exhaustive. Investors should review the prospectus for each ETN, including all risk factors set forth therein, and consult their independent tax, accounting, legal and financial advisors before investing in any ETN. VelocityShares® is a trade name used by Janus Distributors LLC, a registered U.S. broker-dealer, in connection with the services and products described herein. “VelocityShares” and the VelocityShares logo are trademarks of Janus International Holding LLC. Janus Index and Calculation Services LLC (“Janus Index”) is the licensor of certain trademarks, service marks and trade names of Janus International Holding LLC and of certain Indices, which are determined, composed and calculated by Janus Index without regard to the issuer of the any securities which may be linked to such indices. Neither Janus, Janus Index nor any other party guarantees the accuracy and/or the completeness of the indices or any date included therein. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™”, “S&P GSCI®”, “S&P GSCI® Gold Index”, “S&P GSCI® Silver Index” , “S&P GSCI® Platinum Index”, “S&P GSCI® Palladium Index”, “S&P GSCI® Brent Crude Index”, “S&P GSCI® Crude Oil Index”, “S&P GSCI® Natural Gas Index” and “S&P GSCI® Copper Index”are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Janus Index & Calculation Services. “VIX” is a trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the ETNs. The S&P GSCI index and the S&P GSCI sub-indices are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. Securities Products: Are Not FDIC Insured * Are Not Bank Guaranteed * May Lose Value This site is for informational purposes only. Nothing herein constitutes a solicitation, offer or recommendation by VelocityShares or its affiliates to buy or sell securities. VelocityShares does not render investment, tax, accounting or legal advice. The securities discussed herein are

http://www.velocitysharesetns.com/energy[12/9/2016 1:56:02 PM]

Natural Gas, Brent Crude Oil, Crude (WTI) Oil - VelocityShares IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED complex products and may not be suitable for all investors and should only be used by knowledgeable investors who understand the potential consequences of seeking inverse or leveraged investment results. Investors should actively monitor their investments in the securities. Investors should review the prospectus for each security and make their own investment decisions based on their specific investment objectives and financial position and after consulting independent tax, accounting, legal and financial advisors. VelocityShares will receive a fee from the issuers of the products discussed on this site based on the quantity of products outstanding. Past performance does not predict future performance. The value of the securities may decrease and investors may lose some or all of their investment. Janus Distributors LLC, a registered broker-dealer, will only transact business in states in which it is registered, unless it is otherwise excluded or exempted from being registered in such state. Please see “VelocityShares Terms of Use” for additional information regarding use of this website. The applicable issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (”SEC”) for the ETNs. Before you invest, you should read the registration statement (including the prospectus and the documents incorporated by reference into the registration statement) to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request these documents without cost by calling toll-free 1-877-5-VELOCITY or 1-203-992-4301IMAGE OMITTED.

http://www.velocitysharesetns.com/energy[12/9/2016 1:56:02 PM]

VelocityShares Commodities Exchange Traded Note (ETN) FAQs - VelocityShares IMAGE OMITTED

PRODUCT DIRECTORY Asset Volatility-Strategy Volatility-Tactical Metals Energy Leverage IMAGE OMITTED 1x IMAGE OMITTED 2x IMAGE OMITTED 3x IMAGE OMITTED Dynamic IMAGE OMITTED Sign-up for Alerts IMAGE OMITTED Newsroom
home privacy policy terms of use site map contact us search... PRODUCTS ABOUT US RESOURCES AFFILIATED WEBSITES Commodities FAQs Expand all What are the VelocityShares ® Commodity ETNs? The VelocityShares® Exchange Traded Notes (the “ETNs”) with the tickers "UGLD", "DGLD", "USLV", "DSLV", "UGAZ, "DGAZ", "UWTI, "DWTI" (collectively, the “CS ETNs”) are issued by Credit Suisse AG (“Credit Suisse”) acting through its Nassau branch. The CS ETNs are senior, unsecured obligations of Credit Suisse which are designed to provide sophisticated investors with daily trading tools to manage daily trading risks. The CS ETNs enable investors to gain leveraged long or leveraged inverse exposure to the relevant underlying index (as defined below) minus the investor fee on a daily basis. The VelocityShares® Exchange Traded Notes (the “ETNs”) with the tickers "UWT", and "DWT" (collectively, the “Citi ETNs”) are issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The Citi ETNs are senior, unsecured obligations of Citigroup Global Markets Holdings Inc., guaranteed by Citigroup Inc., which are designed to provide sophisticated investors with daily trading tools to manage daily trading risks. The Citi ETNs enable investors to gain leveraged long or leveraged inverse exposure to the S&P GSCI® Crude Oil Index ER minus the investor fee on a daily basis. What are the investment objectives of the ETNs? Each series of ETNs is designed to provide leveraged long or leveraged inverse exposure to the daily performance of one of the S&P GSCI® Gold Index ER, the S&P GSCI® Silver Index ER, , the S&P GSCI® Crude Oil Index ER, or the S&P GSCI® Natural Gas Index ER (each, an “underlying index”), as described in the applicable pricing supplement. The Daily ETN Performance will be linked to the Daily Index Performance of the relevant underlying index times the relevant leverage amount (2x, -2x, 3x or - 3x), plus a daily accrual equal to the return that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA. The performance of each series of ETNs will be reduced by a daily investor fee. Do the ETNs match/replicate a direct position in the physical commodities? No. The ETNs do not represent an investment in physical commodities. Each series of ETNs is linked to the applicable underlying index as described in the applicable pricing supplement. Each applicable underlying index is comprised of futures contracts on a single commodity. Investors will have no entitlement to physical commodities or futures contracts by virtue of owning the ETNs and will be dependent upon the ability of the relevant issuer to make payments when due. How is the Closing Indicative Value of the ETNs calculated? The Closing Indicative Value will be based on the Daily ETN Performance (which will be linked to the Daily Index Performance of the relevant underlying index times the relevant leverage amount plus a daily accrual at the 3-month U.S. Treasury rate) minus a daily investor fee. For the specific manner in which the Closing Indicative Value is calculated, which can vary depending on the circumstances, see the applicable pricing supplement.

http://www.velocitysharesetns.com/commodities-faqs[12/9/2016 2:02:56 PM]

VelocityShares Commodities Exchange Traded Note (ETN) FAQs - VelocityShares IMAGE OMITTEDIMAGE OMITTED Where can I find additional information about the underlying index? The ETNs are linked to the applicable underlying index. The underlying indices are published by S&P Dow Jones Indices LLC. For additional information, please refer to the description of the applicable underlying index in the applicable pricing supplement. What are the underlying indices? Each underlying index comprises futures contracts on a single commodity and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”). The fluctuations in the values of the underlying indices are intended to correlate with changes in the prices of futures contracts on such physical commodities in global markets. The S&P GSCI® Gold Index ER, the S&P GSCI® Silver Index ER, the S&P GSCI® Crude Oil Index ER, and the S&P GSCI® Natural Gas Index ER are composed entirely of gold, silver, light sweet crude oil, or natural gas futures contracts, respectively. Each underlying index is an excess return index. Are the ETNs subject to intraday purchase risk? Yes. For each series of the ETNs, the leveraged exposure, as a function of the Closing Indicative Value, is equal to the stated leverage ratio only if you purchase the ETNs at their most recent Closing Indicative Value. If you purchase the ETNs at a price other than the most recent Closing Indicative Value, the effective amount of leverage provided by those ETNs from the time of purchase until the next determination of the Closing Indicative Value will differ from the stated leverage ratio. In general, if you buy the ETNs at a price that is higher than the most recent Closing Indicative Value, the effective leverage will be less than the stated leverage ratio (in absolute value terms, in the case of the leveraged inverse ETNs), and if you buy the ETNs at a price that is lower than the most recent Closing Indicative Value, the effective leverage will be greater than the stated leverage ratio (in absolute value terms, in the case of the leveraged inverse ETNs). This effect is detailed in the applicable pricing supplement within the Risk Factors section under “The ETNs are subject to intraday purchase risk”. or “The effective one-day leverage provided by the ETNs may be more or less than 3 times (long or inverse, as applicable), depending on whether the price you pay for them is greater than or less than the most recent Closing Indicative Value.” Do the ETNs seek to achieve their stated investment objectives for periods longer than one day? No. The ETNs do not attempt to, and should not be expected to, provide returns which achieve their stated investment objectives for holding periods other than a single day. If you hold the ETNs for more than one day, it is possible that you will suffer significant losses in the ETNs even if the performance of the underlying index over the time you hold the ETNs is positive, in the case of the leveraged long ETNs, or negative, in the case of the leveraged inverse ETNs. What type of investor is an appropriate candidate for the ETNs? The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks using a short-term investment. The ETNs are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who plan to hold them for longer than one day. Any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the applicable underlying index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and frequently monitor their investment in the ETNs, even intra-day. What is the Daily Investor Fee? On any Index Business Day, the Daily Investor Fee for each series of the ETNs will be equal to the product of (1) the Closing Indicative Value for such series of ETNs on the immediately preceding Index Business Day times (2)(a) the Investor Fee Factor for such series of ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Investor Fee is deemed to be zero on any day that is not an Index Business Day. The Investor Fee Factor is 1.35% per annum for the gold, and Credit Suisse AG WTI crude oil ETNs (Bloomberg tickers “UGLD”, “DGLD”, “UWTI”, “DWTI”). The Investor Fee Factor is 1.50% per annum for the Citi Crude Oil ETNs (Bloomberg tickers “UWT”,

http://www.velocitysharesetns.com/commodities-faqs[12/9/2016 2:02:56 PM]

VelocityShares Commodities Exchange Traded Note (ETN) FAQs - VelocityShares “DWT”). The Investor Fee Factor is 1.65% per annum for the silver and the natural gas ETNs (Bloomberg tickers “USLV”, “DSLV”, “UGAZ”, “DGAZ”). These fees are described more fully in the applicable pricing supplement. How can I track the value of my ETN? On each Index Business Day, an Intraday Indicative Value (an approximation of the intrinsic value) of each series of the ETNs is calculated and disseminated over the Consolidated Tape and/or other major market data vendors every 15 seconds. A Closing Indicative Value of each series of the ETNs is calculated and is disseminated over the Consolidated Tape and/or other major market data vendors at the end of each Index Business Day. Because each underlying index comprises futures contracts that may trade on markets with different hours of trading than the NYSE Arca or that may reach a settlement price prior to the close of trading on the NYSE Arca, each underlying index may reach its final level on each Index Business Day before the close of trading on the NYSE Arca. Therefore, as long as any of the ETNs are listed for trading on the NYSE Arca, such ETNs may continue to trade in the afternoon on each Index Business Day for a period of time after the final level of the Index has been determined for such Index Business Day. In the case of ETNs linked to the S&P GSCI® Crude Oil Index ER, investors should exercise caution in trading the ETNs between 2:30 p.m. and 4:00 p.m., New York City time. During this time period, due to delays in the publication of the closing level of the underlying index (which is based on futures trading as of 2:30 p.m. but is not published until after 4:00 p.m.), there is expected to be uncertainty about the intrinsic value of the ETNs. The published Intraday Indicative Value will not be based on fully up-to-date information (which will not be available) during this time period, and trading prices during this time period are likely to diverge from the published Intraday Indicative Value. For more information, please refer to the applicable pricing supplement. IMAGE OMITTED VelocityShares | 19 Old Kings Highway S | Darien, CT 06820 | 877-5 VELOCITY (877-583-5624IMAGE OMITTED) | Contact Us | Site Design: 341 Studios Trading S&P 500 Leveraged Silver Nat Gas ETF Inverse ETN Gold Crude Oil Short ETP Precious Metals WTI Ultra Short Silver Variance Swap Energy West Texas Intermediate Double Silver Tail Risk Oil Volatility Triple Silver Black Swan Natural Gas VIX Implied Volatility Futures Equity Volatility Options ETN Risks Important information about the VelocityShares ETNs is contained within the current prospectuses. For more complete information regarding the VelocityShares ETNs, download a prospectus from this site, call 1-877-5-VELOCITY or 1-203-992-4301 , or write to Prospectus Inquiry, VelocityShares, 19 Old Kings Highway S, Darien, CT, 06820 to request a prospectus. You should read the prospectus carefully before making an investment decision. Not all risks described below will apply to all products. Please refer to the applicable prospectus supplement for a detailed discussion of risks applicable to a particular ETN. An investment in the ETNs involves significant risks. Please read the more detailed explanation of risks relating to an investment in the ETNs in “Risk Factors” in the applicable pricing supplement. The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks. They are designed to achieve their stated investment objectives on a daily basis, but their performance over different periods of time can differ significantly from their stated daily objectives. The ETNs are riskier than securities that have intermediate- or long -term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day. Any decision to hold the ETNs for more than one day should be made with great care and only as the result of a series of daily (or more frequent) investment decisions to remain invested in the ETNs for the next one-day period. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of an investment linked to the underlying index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and frequently monitor their investments in the ETNs, even intra- day. If an investor holds the ETNs for more than one day, it is possible that the investor will suffer significant losses in the ETNs even if the performance of the underlying index over the time the investor holds them is positive, in the case of the leveraged long ETNs, or negative, in the case of the leveraged inverse ETNs. Because the ETNs are linked to the daily performance of the applicable underlying index and include either leveraged long or leveraged inverse exposure, adverse changes in the market price of the futures included in the underlying index will have a magnified adverse effect on the ETNs and a greater likelihood of causing such ETNs to be worth zero than if such ETNs were not linked to the leveraged inverse or leveraged long return of the applicable underlying Index. The ETNs do not guarantee any return of principal at maturity, acceleration or redemption and do not pay any interest during their term. Although the issuer intends to list or has listed the ETNs on NYSE Arca or NASDAQ, a trading market for your ETNs may not develop. The issuer is not required to maintain any listing of the ETNs on NYSE Arca or any other exchange. The issuer of the ETNs may delist the ETNs from any exchange for any reason at any time. The issuer is not obligated to issue any particular amount of the ETNs and may suspend further issuances at any time. If the issuer suspends further issuances of the ETNs, it is possible that the ETNs could begin to trade at a premium to the indicative value. Any premium that develops may be reduced or eliminated at any time, including as a result of an announcement that the issuer will restart issuances or an

http://www.velocitysharesetns.com/commodities-faqs[12/9/2016 2:02:56 PM]

VelocityShares Commodities Exchange Traded Note (ETN) FAQs - VelocityShares IMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTEDIMAGE OMITTED announcement that the issuer will exercise its right to accelerate the ETNs for an amount based on the indicative value. Paying a premium purchase price over the indicative value of the ETNs could lead to significant losses in the event the investor sells the ETNs at a time when such premium is no longer present in the marketplace or the ETNs are accelerated at the issuer’s option. The trading price of the ETNs may vary considerably before any valuation date (as defined in each prospectus), due, among other factors, to fluctuations in the price or the volatility of the underlying index, and other events that are difficult to predict. At higher levels of volatility, and since the ETNs are not principal protected, there is a significant chance of a complete loss of ETN value even if the performance of the underlying index is flat. The daily resetting of each ETN’s leveraged exposure to the underlying index is likely to cause each ETN to experience a “decay” effect, which is likely to worsen over time and will be greater the more volatile the underlying index. The “decay” effect refers to a likely tendency of the ETNs to lose value over time independent of the performance of the underlying index. Accordingly, the ETNs are not suitable for intermediate- or long-term investment, as any intermediate - or long-term investment is very likely to sustain significant losses, even if the underlying index appreciates (in the case of the leveraged long ETNs) or depreciates (in the case of the leveraged inverse ETNs) over the relevant time period. Although the decay effect is more likely to manifest itself the longer the ETNs are held, the decay effect can have a significant impact on ETN performance even over a period as short as two days. If the level of the underlying index decreases or does not increase sufficiently (or if it increases or does not decrease sufficiently in the case of inverse ETNs), to offset the effect of the Daily Investor Fee and any other applicable fees over the term of the ETNs, the investor will receive less than the amount invested upon sale, early redemption, acceleration or maturity of the ETNs. Prior to maturity, you may, subject to certain restrictions described in the pricing supplement, offer the applicable minimum number of your ETNs to the issuer for redemption on an Early Redemption Date (as defined in the prospectus). You must offer for redemption at least the applicable minimum number of ETNs (typically 25’000 or 50’000 depending on the product) as set forth in the pricing supplement, or an integral multiple of such amount in excess thereof, at one time in order to exercise your right to cause the issuer to redeem your ETNs on any Early Redemption Date. In addition, the issuer may charge investors a redemption charge of a percentage of the Closing Indicative Value of any ETN that is redeemed at the investor’s option, at a rate as indicated in the applicable pricing supplement. Please see the applicable pricing supplement for fees or charges relating to the ETNs. Any payment on the ETNs is subject to the ability of the issuer to satisfy its obligations as they become due. The risks listed above are not exhaustive. Investors should review the prospectus for each ETN, including all risk factors set forth therein, and consult their independent tax, accounting, legal and financial advisors before investing in any ETN. VelocityShares® is a trade name used by Janus Distributors LLC, a registered U.S. broker-dealer, in connection with the services and products described herein. “VelocityShares” and the VelocityShares logo are trademarks of Janus International Holding LLC. Janus Index and Calculation Services LLC (“Janus Index”) is the licensor of certain trademarks, service marks and trade names of Janus International Holding LLC and of certain Indices, which are determined, composed and calculated by Janus Index without regard to the issuer of the any securities which may be linked to such indices. Neither Janus, Janus Index nor any other party guarantees the accuracy and/or the completeness of the indices or any date included therein. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™”, “S&P 500 VIX Mid-Term Futures™”, “S&P GSCI®”, “S&P GSCI® Gold Index”, “S&P GSCI® Silver Index” , “S&P GSCI® Platinum Index”, “S&P GSCI® Palladium Index”, “S&P GSCI® Brent Crude Index”, “S&P GSCI® Crude Oil Index”, “S&P GSCI® Natural Gas Index” and “S&P GSCI® Copper Index”are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Janus Index & Calculation Services. “VIX” is a trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The ETNs are not sponsored, endorsed, sold or promoted by S&P or CBOE and S&P and CBOE make no representation regarding the advisability of investing in the ETNs. The S&P GSCI index and the S&P GSCI sub-indices are not owned, endorsed, or approved by or associated with Goldman Sachs & Co. or its affiliated companies. Securities Products: Are Not FDIC Insured * Are Not Bank Guaranteed * May Lose Value This site is for informational purposes only. Nothing herein constitutes a solicitation, offer or recommendation by VelocityShares or its affiliates to buy or sell securities. VelocityShares does not render investment, tax, accounting or legal advice. The securities discussed herein are complex products and may not be suitable for all investors and should only be used by knowledgeable investors who understand the potential consequences of seeking inverse or leveraged investment results. Investors should actively monitor their investments in the securities. Investors should review the prospectus for each security and make their own investment decisions based on their specific investment objectives and financial position and after consulting independent tax, accounting, legal and financial advisors. VelocityShares will receive a fee from the issuers of the products discussed on this site based on the quantity of products outstanding. Past performance does not predict future performance. The value of the securities may decrease and investors may lose some or all of their investment. Janus Distributors LLC, a registered broker-dealer, will only transact business in states in which it is registered, unless it is otherwise excluded or exempted from being registered in such state. Please see “VelocityShares Terms of Use” for additional information regarding use of this website. The applicable issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (”SEC”) for the ETNs. Before you invest, you should read the registration statement (including the prospectus and the documents incorporated by reference into the registration statement) to understand fully the terms of the ETNs and other considerations that are important in making a decision about investing in the ETNs. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request these documents without cost by calling toll-free 1-877-5-VELOCITY or 1-203-992-4301IMAGE OMITTED.

http://www.velocitysharesetns.com/commodities-faqs[12/9/2016 2:02:56 PM]